Exhibit 10.5

October 2, 2007

Elandia, Inc.

1500 Cordova Road, #312

Ft. Lauderdale, Florida 33316

Dear Sir or Madam:

Reference is hereby made to (i) that certain Credit Agreement, dated as of the date hereof (the “Credit Agreement”), by and between Elandia, Inc. (“Lender”) and Desca Holding, LLC, a Delaware limited liability company (“Borrower”), pursuant to which Lender is making a loan to Borrower in the amount of Five Million Dollars ($5,000,000.00) (the “Loan”) as secured and evidenced by the Credit Agreement, as well as the Pledge and Security Agreements executed as of the date hereof, and all other documents executed in connection with or related to the Loan (collectively, the “Loan Documents”). All terms not otherwise defined herein shall have for the purposes hereof the meanings set forth in the Credit Agreement.

As a material inducement for Lender to enter into the Credit Agreement and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, Jorge Enrique Alvarado Amado (“Guarantor”), who owns 100% of the membership interests of Borrower, does hereby unconditionally and irrevocably guarantee to Lender the prompt and complete payment, performance and discharge, as and when due, of each and every obligation of Borrower to Lender, due or to become due, now existing or hereafter arising, under the terms of the Credit Agreement and any of the Loan Documents.

Guarantor hereby waives notice of acceptance of his obligations hereunder, notice of any obligations, notice of protest, notice of dishonor or nonpayment of any obligation, and any other notice.

Upon making any payment with respect to Borrower hereunder, Guarantor shall be subrogated to the rights of the Lender against the Borrower with respect to such payment; provided that Guarantor hereby waives and agrees not to enforce any rights of subrogation against Borrower until such time as Lender has been indefeasibly paid in full in cash.

This Guaranty shall continue in full force and effect until all obligations of Borrower under the Credit Agreement and all other Loan Documents have been satisfied in full.

Guarantor may not assign his rights or delegate his obligations, in whole or in part, under this Guaranty without the prior written consent of Lender. Lender shall have the right to assign its rights under this Guaranty. All notices, demand and other communications hereunder shall be given and shall be effective in accordance with the Credit Agreement.

This Guaranty and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of Florida, without regard to the choice of law principles thereof.

GUARANTOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first written above.

GUARANTOR:

/s/ Jorge Enrique Alvarado Amado
JORGE ENRIQUE ALVARADO AMADO

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